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                                                                    EXHIBIT 7(b)


                            LIBERTY MEDIA CORPORATION




FOR IMMEDIATE RELEASE
January 24, 2000



              LIBERTY MEDIA CORPORATION ANNOUNCES FINAL RESULTS OF
                  OFFER TO EXCHANGE SENIOR NOTES AND DEBENTURES

     ENGLEWOOD, Colo.-- Liberty Media Corporation announced today the final results of its offer to exchange $750 million principal amount of its 7 7/8% Senior Notes due 2009, which have been registered under the Securities Act of 1933, for a like principal amount of its outstanding 7 7/8% Senior Notes due 2009 (the "Notes"), and $500 million principal amount of its 8 1/2% Senior Debentures due 2029, which have been registered under the Securities Act, for a like principal amount of its outstanding 8 1/2% Senior Debentures due 2029 (the "Debentures"). The exchange offer expired on Thursday, January 13, 2000, at 5:00 p.m., New York City time, in accordance with its terms. Notes in the aggregate principal amount of $735,000,000 and Debentures in the aggregate principal amount of $500,000,000 were tendered in the offer and accepted for exchange.

     Liberty Media Corporation holds interests in a broad range of video programming, communications, technology and Internet businesses in the United States, Europe, South America and Asia. Liberty Media Corporation is part of the Liberty Media Group (NYSE: LMG.A and LMG.B).



CONTACT:
Vivian Carr
Liberty Media Corporation
720-875-5406